UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008

NALCO HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL  60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2008, Nalco Company (the “Company”), a subsidiary of Nalco Holding Company, entered into an Employment Letter Agreement with David Flitman to serve as Executive Vice President and President, Industrial and Institutional Services. A copy of the Agreement is filed with this report as Exhibit 99.1. The material terms and conditions of the Agreement are summarized in Item 5.02 below

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2008, Nalco Company (the “Company”), a subsidiary of Nalco Holding Company, entered into an Employment Agreement with David Flitman to serve as Executive Vice President and President, Industrial and Institutional Services. The Employment Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Base Salary

Mr. Flitman will receive an annual base salary of $420,000.

Annual Incentive Plan under the Company’s Management Incentive Plan and Stock Incentive Plan

Mr. Flitman will be eligible to participate in the Company’s Management Incentive Plan (“MIP”) and equity grants under the 2004 Stock Incentive Plan (“SIP”). Under the MIP, his annual bonus will have a target amount of 70% of his base salary pro-rated for the portion of the year during which he is employed, with a range of award to be earned of 0% to 200% of target based on actual performance in accordance with the terms of the MIP. Under the SIP the awards will represent approximately 130% of base salary.

Initial Cash and Equity Grants

Mr. Flitman will receive a one-time cash payment of $205,000. The Company intends to grant Mr. Flitman restricted shares having a fair value of approximately $1.2 million that vest on the second anniversary of the date of grant, subject to Mr. Flitman’s continued employment on the vesting date. The stock awards are expected to be made on September 8, 2008. Mr. Flitman will also receive a transition grant of performance shares having a fair market value of $1.3 million, vesting over three years based on performance criteria established for that period. The restricted shares will accelerate and vest on a change of control or termination for reasons not constituting just cause.

Severance

Upon Mr. Flitman’s involuntary termination without Cause or voluntary termination for Good Reason, Mr. Flitman’s severance benefits under the Agreement will include:

 (i) a severance payment equal to one and one half times the sum of Mr. Flitman’s then current base salary plus his then-current target bonus amount under the MIP;

(ii) continued participation for eighteen months in the Company’s medical and dental plans at active employee rate(s); and

(iii) a pro rata bonus under the MIP for the termination year based on actual performance for the year.

Confidential Information, Nonsolicitation, Noncompetition

Mr. Flitman will comply with various covenants prohibiting disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity.

New Responsibilities

Also effective August 19, 2008, Mary Kay Kaufmann will be given new responsibilities as Group Vice President, Chief Marketing Officer and Louis L. Loosbrock will be given new responsibilities as Group Vice President, Business Development for the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Employment Agreement.
(99.2)	Press Release announcing the appointment of David Flitman as Executive Vice President and President, Industrial and Institutional Services and other management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: July 22, 2008